Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September

	2009	2008	% Change	2009	2008	% Change

Consolidated –
Operating Revenues	$4,682	$5,427	-13.7%	$12,233	$13,325	-8.2%
Earnings Before Income Taxes	1,243	1,232	0.9%	2,272	2,443	-7.0%
Net Income Available to Common	790	780	1.2%	1,394	1,556	-10.4%

Alabama Power –
Operating Revenues	$1,592	$1,866	-14.6%	$4,298	$4,672	-8.0%
Earnings Before Income Taxes	425	418	1.9%	958	888	8.0%
Net Income Available to Common	261	252	4.0%	584	535	9.3%

Georgia Power –
Operating Revenues	$2,327	$2,644	-12.0%	$5,967	$6,620	-9.9%
Earnings Before Income Taxes	608	643	-5.6%	1,091	1,292	-15.6%
Net Income Available to Common	388	402	-3.5%	700	826	-15.3%

Gulf Power –
Operating Revenues	$378	$422	-10.5%	$1,003	$1,083	-7.4%
Earnings Before Income Taxes	65	62	4.9%	140	138	2.2%
Net Income Available to Common	41	37	10.3%	90	84	7.3%

Mississippi Power –
Operating Revenues	$331	$382	-13.3%	$886	$965	-8.2%
Earnings Before Income Taxes	57	56	2.5%	122	120	1.5%
Net Income Available to Common	35	36	-3.6%	75	76	-2.1%

Southern Power –
Operating Revenues	$283	$516	-45.1%	$745	$1,048	-28.9%
Earnings Before Income Taxes	108	98	11.7%	205	203	1.2%
Net Income Available to Common	67	60	13.0%	126	124	1.8%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.